UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.     )

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
Sculptor Diversified Real Estate Income Trust, Inc.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SUPPLEMENTAL INFORMATION TO THE PROXY STATEMENT FOR THE
SCULPTOR DIVERSIFIED REAL ESTATE INCOME TRUST, INC.
2026 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 25, 2026

Sculptor Diversified Real Estate Income Trust, Inc. (the “Company”) is filing this supplement (this “Supplement”) to its definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2026 (the “Proxy Statement”) in connection with the Company’s 2026 annual meeting of stockholders to be held on June 25, 2026 at 10:00 a.m., Eastern Time (the “Annual Meeting”), which will be conducted via live webcast at http://www.virtualshareholdermeeting.com/SDREIT2026.
This Supplement is being filed solely to correct certain information contained in (i) the section of the Proxy Statement captioned “Compensation of Directors and Executive Officers—Security Ownership of Certain Beneficial Owners and Management” and (ii) the subsection of the Proxy Statement captioned “Transactions with Related Persons and Certain Control Persons—The Advisory Agreement—Management Fee, Performance Participation and Expense Reimbursements—Expense Reimbursements.” Specifically, the Company has determined that the Proxy Statement incorrectly reported (a) the beneficial ownership information for two stockholders who beneficially own more than 5% of the Company’s outstanding common stock and (b) the amount of operating expenses reimbursable to the Adviser incurred by the Company during the year ended December 31, 2025. Except as expressly set forth in this Supplement, all other information contained in the Proxy Statement remains unchanged. This Supplement should be read in conjunction with the Proxy Statement. Capitalized terms used but not otherwise defined in this Supplement have the meanings assigned to them in the Proxy Statement.
The section of the Proxy Statement under the heading “Security Ownership of Certain Beneficial Owners and Management” is hereby amended and replaced in its entirety by the disclosure set forth below.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth, as of April 21, 2026, information regarding the number and percentage of shares of our common stock owned by each director, each executive officer, all directors and executive officers as a group, and any person known to us to be the beneficial owner of more than 5% of outstanding shares of our common stock. As of April 21, 2026, there were a total of 53,352,502 shares of our common stock issued and outstanding. Beneficial ownership is determined in accordance with the rules of the SEC and includes securities that a person has the right to acquire within 60 days. The address for each of the persons named below is in care of our principal executive offices at 9 West 57th Street, 40th Floor, New York, NY 10019.

Name of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percent of Shares Beneficially Owned (%)

Directors and Named Executive Officers:
Steven Orbuch	—
Nicholas Hecker	—
Ellen Conti	—
Scott Ciccone	—
Andrew Cohen	—
Anshu Kalhan	—
Colleen Kilfoyle	—
Cory Perlstein	—
Mark Schwartz	—
Julie Siegel	—
John Jenks	24,816	*
Jonathan G. Geanakos	33,217	*
Kristi Jackson	31,838	*
Robert Winston	45,657	*
All current executive officers and directors as a group (14 persons)	135,528	*
5% Stockholders
OPERF(1)	15,000,000	28%
KCERA(2)	7,270,731	14%
Sculptor Real Estate ET I LLC(3)	13,860,377	26%
Except as otherwise mentioned below, all shares listed in the table above are Class E shares.
*    Represents less than 1%.
(1)    The State of Oregon, by and through the Oregon Investment Council on Behalf of the Oregon Public Employees Retirement Fund (“OPERF” or the "Founding Investor”). OPERF’s address is Office of the Oregon Treasurer, 16290 SW Upper Boones Ferry Road Tigard, OR 97224. OPERF holds Class F shares.
(2)    The business address of Kern Country Employees’ Retirement Association (“KCERA”) is 11125 River Run Blvd., Bakerfield, CA 93311. KCERA holds Class F shares.
(3)    The business address of Sculptor Real Estate ET I LLC (the “Investment Platform”) is 9 West 57th Street, 40th Floor, New York, NY 10019. The Investment Platform holds Class E shares. Sculptor Advisors LLC (“Advisors”) is the manager of the Investment Platform. Sculptor Real Estate Advisors LP (“RE Advisors”) is the managing member of Advisors. Sculptor Real Estate GP LLC (“RE GP”) is the general partner of RE Advisors. Sculptor Capital LP (“Sculptor”) is the managing member of RE GP. Sculptor Capital Holding Corporation (“SCHC”) is the general partner of Sculptor. Sculptor Capital Management, Inc. (“SCU”) is the sole shareholder of SCHC. Rithm Capital Corp. ("RITM") is the sole shareholder of SCU , is publicly traded on the New York Stock Exchange and makes decisions through its board of directors. Accordingly, Advisors, RE Advisors, RE GP, Sculptor, SCHC, SCU and RITM, may be deemed to be beneficial owners of the Investment Platform. Advisors, RE Advisors, RE GP, Sculptor, SCHC and SCU have a business address of 9 West 57th Street, 40th Floor, New York, NY 10019. Rithm’s business address is 799 Broadway, 8th Floor, New York, NY 10003.

In addition, the subsection of the Proxy Statement under the heading “Transactions with Related Persons and Certain Control Persons—The Advisory Agreement—Management Fee, Performance Participation and Expense Reimbursements—Expense Reimbursements” is hereby amended and replaced in its entirety by the disclosure set forth below.
Expense Reimbursement
Subject to the limitations described below under “Adviser Support” and “Reimbursement by our Adviser,” our Adviser is entitled to reimbursement of all costs and expenses incurred by it or its affiliates on our behalf, provided that our Adviser is currently responsible for the expenses related to any and all personnel of our Adviser who provide investment advisory services to us pursuant to the Advisory Agreement (including, without limitation, each of our executive officers and any directors who are also directors, officers or employees of our Adviser or any of its affiliates), including, without limitation, salaries, bonus and other wages, payroll taxes and the cost of employee benefit plans of such personnel, and costs of insurance with respect to such personnel. Without limiting the generality of the foregoing, costs eligible for reimbursement include out-of-pocket costs and expenses our Adviser incurs in connection with the services it provides to us related to (1) organization and offering expenses (described in more detail below under “Adviser Support”) but excluding upfront selling commissions and distribution fees, (2) the actual cost of goods and services used by us and obtained from third parties, including fees paid to administrators, consultants, attorneys, technology providers and other services providers, and brokerage fees paid in connection with the purchase and sale of investments and securities, (3) expenses of managing and operating our properties, whether payable to an affiliate or a non-affiliated person, and (4) out-of-pocket expenses in connection with the selection and acquisition of properties and real estate debt, whether or not such investments are acquired. Such out-of-pocket costs and expenses will include expenses relating to compliance-related matters and regulatory filings relating to our activities (including, without limitation, expenses relating to the preparation and filing of Form PF, Form ADV, reports to be filed with the CFTC, reports, disclosures, and/or other regulatory filings of our Adviser and its affiliates relating to our activities (including our pro rata share of the costs of our Adviser and its affiliates of regulatory expenses that relate to us and other investment funds, programs, REITs, entities and separate accounts formed, advised or managed by Sculptor (collectively, “Other Sculptor Accounts”).
During the year ended December 31, 2025 , the Company incurred $3.7 million of operating expenses reimbursable to the Adviser. As of December 31, 2025, the Company owed the Adviser less than $0.1 million of such advanced operating expenses.